Exhibit 10.6

Shops at Village Walk

Fort Myers, Florida

POST CLOSING AND INDEMNITY AGREEMENT

THIS POST CLOSING AND INDEMNITY AGREEMENT (“Agreement”) is made and entered into this 5th  day of November, 2010 by BENDERSON DEVELOPMENT COMPANY, LLC, a New York limited liability company (“Seller”) and INLAND DIVERSIFIED FORT MYERS VILLAGE WALK, L.L.C., a Delaware limited liability company (“Purchaser”) in connection with the acquisition by Purchaser of Colonial Square Shopping Center and of Shops at Village Walk Shopping Center, both located in Fort Myers, Florida (the “Property”).

WHEREAS, in connection with the acquisition of the Property from Seller’s affiliates (Colonial Square Associates, LLC and Shops at Village Walk, LLC), Purchaser requires a confirmation of Seller to complete certain obligations following the closing (the “Closing”) for the acquisition of the Property by Purchaser; and it being acknowledged that Purchaser would not complete its purchase of the Property without Seller’s execution of this Agreement; and

WHEREAS, Purchaser has made various inquiries regarding the Property during its due diligence in connection with its acquisition of the Property;

WHEREAS, in order to proceed to Closing, Purchaser requires that Seller indemnify and hold harmless Purchaser, and each of its successors, assigns, officers, directors, employees and lenders (each an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from any loss, cost or expense incurred by any Indemnified Party, including costs and attorneys fees to enforce this Agreement (“Loss”) as a result of any of the following described events.

NOW, THEREFORE, for good and valuable consideration including the mutual promises contained herein, the parties hereto agree as follows:

1.

Tax Reprorations.

a)

It is agreed that for the closing of Shops at Village Walk, property tax prorations will be based on the current assessment of $6,296,814.00 for calendar year 2010.  Notwithstanding such proration at closing, if an appeal of such assessment results in a different amount of taxes payable for calendar year 2010, then upon final determination of such taxes and receipt of any applicable refund the parties hereto shall cause the closing proration of 2010 taxes to be re-adjusted based on taxes due as a result of such appeal.

b)

With respect to collection of 2010 taxes for both properties, the following procedure shall be implemented by the parties.

i)

Seller shall invoice all tenants for their respective share of 2010 property taxes (except Kohl’s which pays its own taxes separately).

Exhibit 10.6

Shops at Village Walk

Fort Myers, Florida

ii)

tenants shall be instructed to remit their share of 2010 taxes to Seller (notwithstanding that from and after the date of closing Purchaser shall be such tenant’s Landlord).

iii)

Promptly following receipt of any tenant’s share of taxes, Seller shall remit to Purchaser the Purchasers share of such amount (Purchaser’s share being from the date of closing through December 31, 2010).

iv)

If, after having used reasonable business effort to collect 2010 taxes the Seller is unable to collect such tenant’s share, then on request of Seller the Purchaser landlord shall send default notice(s) to such tenant pursuant to such tenant’s lease and Purchaser landlord shall  reasonably cooperate with Seller to enforce and act upon such default.

v)

In furtherance of this section 1(b) Purchaser shall execute and deliver to Seller the tenant notices for each tenant in the form attached as Schedule 1 attached hereto.

vi)

in the event Purchaser receives any 2010 tax payment for any tenant Purchaser shall promptly remit such amount to Seller and Purchaser’s failure to do so shall entitle Seller to credit such amount from any payment due to Purchaser herewith.

Within thirty (30) days from the date hereof Seller shall prepare a summary of tenant’s tax billing amounts for Purchaser’s review and approval, not to be unreasonably withheld or delayed.

2.

Kumo Lease.  With respect to Shops at Village Walk, in the event that Kumo restaurant, during the five (5) years following the closing of Inland’s purchase of Shops at Village Walk, is relocated from its current location to Seller’s lands pursuant to the Publix supermarket lease, then notwithstanding such relocation Seller shall require that Kumo shall continue to pay its rent to the Owner of Purchaser’s tract until the vacated Kumo space is backfilled or through the end of the fifth (5th) year following closing (whichever occurs first).

3.

Kohl’s SDA.

a)

The parties acknowledge that Kohl’s has audited its payment obligations with the Site Development Agreement for Colonial Square.  Benderson agrees that (i) in the event it is unable to reach agreement with Kohl’s with respect to such audit, and (ii) Kohl’s exercises an offset of rent otherwise payable to Purchaser and resulting from such audit dispute, then Benderson shall pay to Purchaser the amount of any rents so offset and unpaid to Purchaser as a result thereof.

b)

Seller hereby holds Purchaser harmless from any other claims Kohl’s may make with respect to Seller’s obligations under the SDA.

4.

Sew Worth It.  In the event Seller permits any occupant over 5,000 square feet to violate the exclusives provision of the Sew Worth It lease at Colonial Square, and if as a result thereof the tenant under the Sew Worth It lease terminates its lease (as provided by Section 65 of such Lease), then from and after the date of such termination through expiration of the  initial Lease term (or until such space is backfilled, whichever is sooner), Seller shall pay to Purchaser (i)  the

Exhibit 10.6

Shops at Village Walk

Fort Myers, Florida

amounts due under the Sew Worth It lease as such amounts would have become due, or the difference between backfill rent collected and So Worth It rent (whichever is less) and (ii) in the event Purchaser backfills the Sew Worth It space the Seller shall pay Purchaser’s reasonable  commissions paid  on costs to restore to Sew Worth It space to rentable vanilla box condition.

5.

Broadway Floral Designs.  Although shown on the rent roll for Shops at Village Walk, this tenant has not paid rent since early 2010 and Purchaser shall, at Seller’s request, takes all necessary action to evict such tenant including, but not limited to, sending and enforcing any default and/or lease termination notice.

6.

Further Assurances.  Seller and Purchaser agree to cooperate with each other following the closing to confirm any matter and execute any document reasonably required by the other party in furthering of the Closing and consistent with the requirements of the Contract.

7.

Defined Terms.  All capitalized terms which are not expressly defined herein shall have the meaning as set forth in the Contract.

8.

Indemnification.  Seller agrees to indemnify and hold harmless Purchaser, and its  successors, assigns, officers, directors, employees and lenders (each   an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from any loss, cost or expense incurred by any Indemnified Party, including costs and attorneys fees, (“Loss”) as a result of Seller’s failure to perform any obligation described herein.

9.

Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and may be executed in counterparts.

10.

Successors/Assigns.  The provisions of this agreement shall be binding on the successors and assigns of each party hereto.

(signature page follows)

Exhibit 10.6

Shops at Village Walk

Fort Myers, Florida

SIGNATURE PAGE FOR

POST CLOSING AND INDEMNITY AGREEMENT

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the day and year first above written.

SELLER:

BENDERSON DEVELOPMENT COMPANY, L.L.C., a New York limited liability company

By: /s/ David H. Baldauf

Name: David H. Baldauf

Its: Manager

PURCHASER:

INLAND DIVERSIFIED FORT MYERS VILLAGE WALK, L.L.C., a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

By: /s/ Mary J. Pechous

Name:  Mary J. Pechous

Its: Assistant Secretary

Exhibit 10.6

Shops at Village Walk

Fort Myers, Florida

SCHEDULE 1 to POST CLOSING AND INDEMNITY AGREEMENT

Date:

_______________________

RE:

Lease dated _____________________________

Dear [Name of Tenant]:

This letter shall serve as your Landlord’s written authorization to send all payments for 2010 tax payments due under the Lease to the following address:

Benderson Development Company, LLC

8441 Cooper Creek Boulevard

University Park, FL  34201

Attn:  Sharon Alcorn

Sharon may be reached at 1-941-360-7237 if you have any questions.

Thank you.

Very truly yours,

[INLAND ENTITY]

[BENDERSON ENTITY]

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By:

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